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                                                                   EXHIBIT 10.12

         CHANGE OF CONTROL AGREEMENTS IN EFFECT AS OF JANUARY 23, 2002

1 YEAR AGREEMENTS
John Chamberlain
Lisa A. Clarke
Mark W. Matson
Jonathan E. Otis
Paul G. Rutherford
Richard S. Sato
John J. Seder
F. James Vaughan
Christopher S. Willis

2 YEAR AGREEMENTS
William C. Britts
Jon W. Gacek
Said Rahmani-Khezri
John W. Powell
Linda A. Schoemaker

3 YEAR AGREEMENTS
Charles H. Stonecipher
Peter H. van Oppen